UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2022

Greenwave Technology Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

277 Suburban Drive, Suffolk, VA	23434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 816-8070

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2022, Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) increased the number of directors comprising its Board of Directors (“Board”) from one to three members and appointed Cheryl Lanthorn and John Wood as members of the Board and as members of the Audit, Compensation and Nominating and Corporate Governance Committees (collectively, the “Committees”), effective immediately.

On April 19, 2022, the Board increased the number of directors comprising its Board from three to four members and appointed J. Bryan Plumlee as a member of the Board and Committees, effective immediately. Concurrently, the Board elected Mr. Plumlee as the Chairman of the Compensation and Nomination and Corporate Governance Committees, effective immediately. Subsequently, the Audit Committee elected Mr. Plumlee its Chairman, effective immediately.

Messrs. Plumlee and Wood, and Mrs. Lanthorn, are deemed “independent” directors as such term is defined by the rules of The Nasdaq Stock Market LLC. There are no family relationships between Messrs. Plumlee and Wood, and Mrs. Lanthorn, and any of our other officers and directors. Messrs. Plumlee and Wood, and Mrs. Lanthorn, will serve until the Company’s 2022 Annual Meeting of stockholders or until his successor has been duly elected and qualified.

Mr. Plumlee will be compensated $7,500 quarterly, and Mr. Wood and Mrs. Lanthorn, $6,250 each, quarterly, commencing upon the Company’s stock being listed on a national stock exchange.

Mr. J. Bryan Plumlee - Mr. Plumlee is a Co-Managing Shareholder of Poole Brooke Plumlee PC, where he serves as Chairman of the firm’s Litigation Department and manages its Court Collection Department. His practice focuses on civil litigation with an emphasis on business, land use, environmental law and product liability, including aviation litigation. As part of a vibrant land use practice, Mr. Plumlee heads a team within the firm specializing in environmental remediation projects. Mr. Plumlee has been an attorney with Poole Brooke Plumlee PC (formerly Huff Poole Mahoney, PC) since August 1999.

Mr. Plumlee’s clients include multiple regional businesses, professionals, insurance companies as well as municipalities. Mr. Plumlee has been repeatedly elected by his peers to be included in Virginia Business magazine’s Legal Elite and Virginia Super Lawyers in the categories of Civil Litigation Defense and Environmental Litigation. Mr. Plumlee has an AV Preeminent® rating from Martindale-Hubbell.

Mrs. Cheryl Lanthorn - Mrs. Lanthorn began her career as a Personal Administrator at Welton, Duke & Hawks before rising to an Accounting Administrator due to her work-ethic, extensive accounting knowledge, and attention to detail. For the next 14 years, Mrs. Lanthorn was a Software Trainer and Content Developer for Applied Systems, Inc., where she created webinars and instructional documentation to teach employees how to best utilize TAM, Vision, Epic, and other scalable software programs. Since December 2015, Mrs. Lanthorn has served as an Account Executive at Brown & Brown Insurance, where she manages one of the company’s largest books of business, manages employees and their books, trains new employees, and performs various other administrative duties.

Mr. John Wood – Since 1998, Mr. Wood has served as a licensed real estate agent in Virginia. Since 2010, He has served as the Principal Broker of John E. Wood Realty, Inc., based in Chesapeake, Virginia, where through his extensive relationships with business and community leaders, he has become one of the region’s most active real Residential, Commercial and Property Management Brokers. He is also the Virginia Principal Broker for two other companies, which rank in the top 10 in the nation. In July 2018, he launched American Contracting Services, LLC, which has successfully completed hundreds of Commercial and Residential construction projects.

Item 7.01	Regulation FD Disclosure.

On April 20, 2022, the Company issued a press release regarding the appointment of members of the Board of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 20, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

April 20, 2022	By:	/s/ Danny Meeks
	Name:	Danny Meeks
	Title:	Chief Executive Officer